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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
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                                                                                State or Jurisdiction
                             Name of Subsidiary                                     of Incorporation
                             ------------------                                     ----------------
Material Sciences Corporation, Engineered Materials and Solutions Group Inc.
(formerly known as MSC Pre Finish Metals Inc.)                                         Illinois

MSC Pre Finish Metals (EGV) Inc.                                                       Delaware

MSC Pre Finish Metals (MV) Inc.                                                        Delaware

MSC Pre Finish Metals (MT) Inc.                                                        Delaware

MSC Walbridge Coatings Inc.                                                            Delaware

MSC San Diego Holding Company Inc.
   (formerly known as MSC Specialty Films, Inc.)                                       California

MSC Laminates and Composites Inc.                                                      Delaware

MSC Laminates and Composites (EGV) Inc.                                                Delaware

Material Sciences Foreign Sales Corporation                                            U.S. Virgin Islands

MSC Pinole Point Steel Inc.                                                            Delaware

MSC Pre Finish Metals (PP) Inc.                                                        Delaware

MSC/GAC Laminates and Composites Holding GmbH                                          Germany

MSC/GAC Laminates and Composites GmbH & Co. KG                                         Germany

MSC/GAC Beteiligungs GmbH                                                              Germany

MSC/TENKO Laminates and Composites LTDA                                                Brazil
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